UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2018

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place, 7th Floor
Boston, MA 02116
(Address of principal executive offices, including zip code)

(617) 532-6100
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth under Item 5.02 of this Current Report on Form 8-K under the heading "Form of Director and Officer Indemnification Agreement" is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On January 3, 2018, Neeraj Agrawal, a member of the Board of Directors (the “Board”) of Wayfair Inc. (the “Company”), resigned from the Board, effective upon the Board’s acceptance of such resignation. Mr. Agrawal resigned to allow room for the appointment of a new director. The Board accepted Mr. Agrawal’s resignation on January 5, 2018. Mr. Agrawal’s decision to resign was not related to a disagreement with the Company over any of its operations, policies or practices.
Election of Director
On January 5, 2018, the Board elected Jeffrey Naylor to the Board, effective immediately. The Company did not appoint Mr. Naylor to any Board committee.

There are no transactions between Mr. Naylor and the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Naylor was not selected as a director pursuant to any arrangement or understanding between him and any other person.

In connection with his election to the Board, the Board intends to grant Mr. Naylor a restricted stock unit award under the Company's 2014 Incentive Award Plan with a value of $200,000 as of the date of grant, subject to a three year vesting schedule.

A copy of the Company's press release regarding these events is being furnished as Exhibit 99.1 to this 8-K.
Director and Officer Indemnification Agreements
On January 5, 2018, the Company, in connection with a periodic review of its existing form of indemnification agreement, adopted an updated form of indemnification agreement (the “Indemnification Agreement”) to be used between the Company and individuals who may serve from time to time as directors or executive officers of the Company. The Indemnification Agreement supplements indemnification provisions already in the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws and supersedes any prior indemnification agreements entered into between the Company and its directors or executive officers. Under the Indemnification Agreement, the Company agrees to indemnify directors and executive officers to the fullest extent permitted by applicable law (including the Delaware General Corporation Law), including indemnification and/or advancement of expenses incurred or reasonably expected to be incurred in connection with participating in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director or executive officer.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Directors and Executive Officers
99.1	Press Release issued on January 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: January 8, 2018	By:	/s/ Enrique Colbert
Enrique Colbert
General Counsel and Secretary